                                                                    EXHIBIT 23.1
                           Consent of BDO Seidman, LLP

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


MULTIMEDIA GAMES, INC.
AUSTIN, TEXAS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Multimedia Games, Inc., (File No. 333-________) of our report dated December 15, 2000, relating to the consolidated financial statements and schedules of Multimedia Games, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the two years ended September 30, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP

Houston, Texas
June 27, 2001